                       POWER OF ATTORNEY
          Know all by these presents, that the undersigned hereby constitutes and appoints Joseph C. Hete, Quint O. Turner and W. Joseph Payne, signing singly, the undersigned's true and lawful attorney-in-fact to:
          1.   prepare, sign, acknowledge, deliver and file for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of ABX Air, Inc. (the "Company"), Forms 3, 4, and
               5 and any amendments thereof in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, with respect to securities or contracts of (or with respect to)
               the Company, and Form ID or other information to secure an access and any other code and/or CIK number to permit my filing via
               EDGAR;
          2.   do and perform any and all acts for and on behalf of the
               undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and timely file such form with the United States Securities and Exchange Commission and any
               stock exchange or similar authority;
          3.   seek or obtain, as my representative and on my behalf,
               information concerning transactions in or with respect to the
               Company's securities from any third party, including brokers, employee benefit plans administrators and trustees, knowing that
               I hereby authorize any such person to release any such
               information to the attorney-in-fact and approve any such release of information; and
          4.   take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
          The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. This Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934 or any liability I may have with respect to transactions reported or reportable thereunder
          This Power of Attorney shall remain in full force and effect until the earlier of (a) ten years from the date of this Power of Agreement or (b) the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
          IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 17th day of February, 2004.

   /s/ Thomas W. Poynter
Signature
   Thomas W. Poynter
Name